RF MICRO DEVICES, INC.
               FISCAL YEAR 2002 EXECUTIVE BONUS COMPENSATION PLAN
                                SUMMARY OF TERMS

         1. PURPOSE. The purpose of the 2002 Executive Bonus Compensation Plan (the "Plan") is to provide select key employees of RF Micro Devices, Inc. (the "Company") and its affiliates with incentive awards in the form of cash payments and bonus option and restricted stock grants (each, an "award" or "awards") based upon attainment of objective performance goals, thereby promoting a closer identification of the participants' interests with the interests of the Company and its shareholders, and further stimulating such participants' efforts to enhance the efficiency, profitability, growth and value of the Company. The Plan shall be in effect for fiscal year 2002 and may continue in effect for future years, as modified by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") or by the Board in its or their discretion.

         2. ELIGIBILITY. Key employees of the Company or its affiliates selected by the Committee shall be eligible to participate (each, a "participant"). Eligible participants shall be selected to participate on an annual or other periodic basis as determined by the Committee. Nothing contained in the Plan or the terms of any award will be construed as conferring upon any participant the right to continue in the employment of the Company or an affiliate or as imposing upon the Company or any affiliate the obligation to continue to employ a participant. Awards granted under the Plan may not be assigned or transferred by a participant to any other person or entity.

         3. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Committee, unless the Board elects to assume administration in whole or in part. References to the "Committee" in this summary include references to the Board where appropriate. The Committee is vested with the authority to determine eligibility, grant awards and modify performance criteria. In addition, without limiting the foregoing, the Committee has full authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; and (ii) to construe and interpret the Plan and any instruments evidencing awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. All determinations of the Committee with respect to the Plan will be final and binding on the Company and all persons having or claiming an interest in any award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as administrator for any action or determination made in good faith with respect to the Plan or any award.

         4. NATURE OF AWARDS. Awards granted under the Plan shall consist of cash bonuses, bonuses in the form of option grants ("option bonuses") and bonuses in the form of restricted stock grants ("stock bonuses"). The terms of option bonuses and stock bonuses will be governed by the terms of the Company's 1999 Stock Incentive Plan (the "1999 Plan") or any other stock incentive plan which may apply to such option bonuses and stock bonuses and shall be subject to the terms and conditions of such plan and the respective award agreement.

         5. DETERMINATION OF AWARDS. Each participant will be assigned a target cash bonus and a target option bonus applicable for the particular plan year (each, a "target bonus"). (Each plan year shall coincide with the particular fiscal year of the Company.) A participant's award, if any, for a particular plan year will be earned based on the attainment of written performance objectives approved by the Committee. The performance goals established by the Committee for fiscal year 2002 generally will be based on corporate performance factors. The participant's ability to earn his or her target bonuses and the percentage thereof are dependent on the Company's attainment of such specified performance goals. Unless the Committee determines otherwise, awards shall be earned, if at all, on an annual basis based on the Company's annual performance. The corporate performance factors upon which awards may be based for fiscal year 2002 may include, but are not necessarily limited to, objective goals for revenue, gross margin percentages, earnings per share and net bookings. The corporate performance factors and any other performance factors (such as individual performance factors and/or business unit/function performance factors) which may apply in future plan years shall be determined by the Committee and may differ from the performance criteria applicable in fiscal year 2002. All awards which may be earned by Plan participants during any particular plan year will be determined based on the same objectives and performance factors. A participant may earn more than his allocated target cash bonus or target option bonus (or both) since amounts earned from payout percentages exceeding 100% for any single performance objective may be aggregated; provided, however, that no participant's cash bonus may exceed such participant's base salary for fiscal year 2002. The Committee may adjust awards as appropriate for partial achievement of goals, exemplary effort on the part of a participant, outside mitigating circumstances and also make necessary and appropriate adjustments in performance goals. The Committee may also grant additional cash bonuses, option bonuses and stock bonuses in its discretion based on its evaluation of those additional factors it deems appropriate, including strategic accomplishments not measurable according to the quantitative metrics described above and analysis of compensation provided to executives of similar rank and responsibility within the industry in which the Company operates.

         6. TIMING OF AWARDS. Unless the Committee determines otherwise, cash bonus awards and (except to the extent that the terms of the 1999 Plan (or other applicable plan) provide otherwise) option bonuses based on satisfaction of corporate performance criteria during fiscal year 2002 will be paid as soon as practicable following receipt by the Committee of the Company's unaudited fiscal year-end 2002 results.

         7. OPTION AND STOCK BONUS ADJUSTMENTS. Option bonuses and stock bonuses will be adjusted proportionately in the event of any stock splits or similar adjustments occurring after the adoption of the Plan and prior to the end of fiscal year 2002 and may be subject to further adjustment in the event of any stock splits or other capital adjustments which occur after the end of the fiscal year, subject to the terms of the 1999 Plan or other applicable plan and the Committee's discretion thereunder.

         8. AMENDMENT. The Plan and any award granted under the Plan may be amended or terminated at any time by the Committee; provided, however, that (i) amendment or termination of an outstanding award may not, without the consent of the participant, adversely affect the rights of the participant with respect to such award; and (ii) approval of an amendment to the Plan by the shareholders of the Company shall be required in the event shareholder approval of such amendment is required by applicable law.